SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 11, 2007

Morgan Stanley
(Exact Name of Registrant as Specified in Charter)

Delaware	1-11758	36-3145972
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1585 Broadway, New York, New York		10036
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 761-4000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     (c) On October 11, 2007, the Board of Directors of Morgan Stanley (“the Company”) appointed Thomas Colm Kelleher Executive Vice President and Chief Financial Officer of the Company.  On May 1, 2007, the Company issued a press release announcing the planned retirement of David H. Sidwell as Chief Financial Officer (see the Company’s Current Report on Form 8-K dated May 1, 2007).  The press release also stated that Mr. Kelleher would succeed Mr. Sidwell as Chief Financial Officer of the Company upon Mr. Sidwell’s retirement.

Mr. Kelleher, 50, has served as the Head of Global Capital Markets of the Company since February 2006.  Prior to assuming that position, Mr. Kelleher was Co-Head of Fixed Income Europe (May 2004 to February 2006) and Head of Fixed Income Sales Europe (December 2000 to May 2004), and also served as a member of the European Management Committee and the board of Morgan Stanley International Limited (May 2004 to February 2006).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORGAN STANLEY (Registrant)
Date:	October 11, 2007	By:	/s/ Martin M. Cohen
			Name:	Martin M. Cohen
			Title:	Assistant Secretary and Counsel